UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2016

TIXFI, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:	415-226-7773

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

In connection with TiXFi, Inc.’s (the “Company”) plans to expand and rebrand its identity and access management enterprise web-based solution designed to manage large volumes of users and access rights over various applications in hybrid environments, the Company filed Amended and Restated Articles of Incorporation (the “Amended and Restated Articles”) with the Secretary of State of the State of Nevada on January 21, 2016 with an effective date of February 1, 2016, (the “Amended and Restated Articles”) to:

(1)	Change the Company’s corporate name from TIXFI, INC. to IDdriven, Inc.;
(2)	Increase the number of authorized shares of common stock, $0.001 par value from 100,000,000 to 500,000,000;
(3)	Create a class of preferred stock consisting of 10,000,000 shares, the designations and attributes of which are left for future determination by our board of directors (“Preferred Stock”);
(4)	Designate 808,000 shares of Preferred Stock as its Series A Preferred as set forth in Exhibit A to the Amended and Restated Articles;
(5)	Effect a 1 for 6 forward stock split of the Company’s issued and outstanding common stock;
(6)	Provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 inclusive, are not applicable to the Company; and
(7)	Include indemnification provisions.

The Amended and Restated Articles do not make any material changes to the Company’s existing Articles of Incorporation and Certificate of Designations of Series A Preferred Stock, other than incorporating the amendments described above.

These actions were approved by the Company’s board of directors by written consent in lieu of a meeting on January 14, 2016, and the holders of a majority of its common stock approved these actions by written consent in lieu of a meeting on January 14, 2014 (the “Written Consent”) in accordance with the relevant sections of the Nevada Revised Statutes.  The Company has filed a notice regarding the Amended and Restated Articles and the Company’s symbol changes discussed below with The Financial Information Regulatory Association, Inc. (“FINRA”). The Amended and Restated Articles are not effective until approved by FINRA. The Company will file an updated Form 8-K upon FINRA acceptance and approval of the Amended and Restated Articles and issuance of a new trading symbol.

There will be no mandatory exchange of stock certificates.  Following the name change and forward stock split, the share certificates which reflect the Company’s prior name will continue to be valid.  Once FINRA has approved the company actions effectuating the forward stock split, stockholders will be issued a new stock certificate reflecting the additional shares issuable as part of the of the forward stock split. In addition, certificates reflecting the new corporate name will be issued in due course as old share certificates are tendered for exchange or transfer to the Company’s transfer agent, ClearTrust, LLC.

Change in Fiscal Year

On January 21, 2016, the Board of Directors of the Company approved a change in the Company’s Fiscal Year from February 28 to December 31 in connection with its acquisition of Insight Innovators, B.V. The change in fiscal year will become effective for the Company’s 2015 fiscal year, which will begin March 1, 2015 and end December 31, 2015. The Company plans to file a transition report on Form 10-KT for the ten month period from March 1, 2015 through December 31, 2015 within the time period prescribed by the SEC.

Item 8.01     Other Events.

The Company’s CUSIP number and trading symbol for its common stock which trades on the OTCQB Tier of the OTC Markets, Inc. will change as a result of the name change.  The new CUSIP number will be 45152R 101.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation as filed with the Secretary of State of Nevada on January 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIXFI, INC.

Date: January 26, 2016	By:	/s/ Arend D. Verweij
Arend D. Verweij, Chief Executive Officer